Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck
President and CEO
(270) 885-1171

HOPFED BANCORP, INC. REPORTS OPERATING

RESULTS IN THE THIRD QUARTER OF 2018

HOPKINSVILLE, KY (October 29, 2018) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”), the holding company for Heritage Bank USA, Inc. (the “Bank”), today reported operating results for the three and nine month periods ended September 30, 2018. For the three month period ended September 30, 2018, net income was $1.2 million, or $0.20 per share, compared to $1.4 million, or $0.22 per share, for the three month period ended September 30, 2017. For the nine month period ended September 30, 2018, net income was $4.1 million, or $0.65 per share, compared to $3.5 million, or $0.56 per share, for the nine month period ended September 30, 2017.

Commenting on the results for the nine month period ended September 30, 2018, John E. Peck, President and Chief Executive Officer, said, “We are excited to report earnings growth of $0.09 per share, representing an increase of 16.1% in the nine month period ended September 30, 2018 compared to the nine month period ended September 30, 2017. For the nine month period ended September 30, 2018, net interest income was $21.6 million, an increase of $762,000 compared to the nine month period ended September 30, 2017.”

“The Company’s results of operations for the three month period ended September 30, 2018 were negatively affected by rising interest rates as linked quarter interest expense increased by $396,000 while the average balance of interest bearing liabilities declined by $5.7 million. On a linked quarter basis, total interest income increased $229,000 despite a $8.6 million decline in the average balance of investments available for sale. The Company’s gain on the sale of securities declined by $476,000 on a linked quarter basis.

At September 30, 2018, non-accrual loans were $1.8 million compared to $1.7 million at September 30, 2017. At September 30, 2018, loans classified as substandard were $11.0 million compared to $11.2 million at September 30, 2017. The Company’s current levels of substandard and non-accrual loans remain near historical low levels, which indicate that our credit quality remains strong.”

Financial Highlights

•

At September 30, 2018, net loans totaled $663.8 million, representing an increase of $38.4 million, or 6.1%, compared to September 30, 2017. At September 30, 2018 and September 30, 2017, total loans originated and outstanding in the Nashville, Tennessee, loan production offices were $89.6 and $63.2 million, respectively. On a linked quarter basis, net loans declined by $8.4 million.

•

The Company’s net interest margin for the three month period ended September 30, 2018 was 3.41% compared to 3.45% and 3.43% for the three month periods ended June 30, 2018 and September 30, 2017, respectively. The Company’s net interest margin for the nine month periods ended September 30, 2018 and September 30, 2017 were 3.42% and 3.37%, respectively.

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HFBC Reports Third Quarter Results

October 29, 2018

Results of Operations

In the three month periods ended September 30, 2018 and September 30, 2017, interest income was $9.3 million and $8.6 million, respectively. The improvements in interest income are the result of a $33.4 million increase in the average balance of loans for the three month period ended September 30, 2018 compared to the three month period ended September 30, 2017. Improvements in the level of net interest income have been largely offset by higher funding cost due to the increase in short term interest rates. The Company’s interest expense has increased by $694,000 for the three month period ended September 30, 2018 compared to the three month period ended September 30, 2017 despite $4.3 million decline in average balance of interest bearing liabilities.

For the three month period ended September 30, 2018, non-interest income was $1.9 million, a $137,000 decline compared to the three month period ended September 30, 2017. This decline was largely the result of a $157,000 decline on gains on the sale of securities and a $63,000 decline in service charge income.

For the three month period ended September 30, 2018, non-interest expenses were $7.5 million, an increase of $344,000 compared to the three month period ended September 30, 2017. For the three month period ended September 30, 2018, salaries and benefits expense were $4.1 million, an increase of $215,000 compared to September 30, 2017. The increase in salaries and benefits expense was largely the result of a $48,000 increase in the cost of health insurance and a $95,000 increase in payroll expenses. For the three month period ended September 30, 2018, advertising expense and professional services expense were $329,000 and $489,000, respectively, compared to $240,000 and $409,000, respectively, for the three month period ended September 30, 2017. The increase in health insurance expense is largely the result of higher prescription drug cost while the increase in payroll expense is the result of annual raises give to employees each year. The increase in professional services is largely the result of higher legal expenses. In the three month period ended September 30, 2018, advertising expenses were in line with the previous three quarters but higher than in the three month period ended September 30, 2017.

On a linked quarter basis, the Company’s net interest income declined by $167,000 due to loan payoffs and increased interest expenses while non-interest income declined $471,000. The decline in linked quarter non-interest income was largely the result of a $476,000 decline on gains on the sale of securities and a $151,000 decline in mortgage origination income. On a linked quarter basis, non-interest expenses declined by $62,000.

For the nine month period ended September 30, 2018, net interest income was $21.6 million, an increase of $762,000 compared to September 30, 2017. The increase in net interest income was largely the result of a $35.4 million increase in the average balance of loans and an increase in short term rates. For the nine month period ended September 30, 2018, the Company’s provision for loan loss expense was $204,000 compared to $421,000 for the nine month period ended September 30, 2017. Total non-interest income declined by $161,000 in the nine month period ended September 30, 2018 compared to the nine month period ended September 30, 2017. The table below outlines the most significant changes in non-interest income for the nine month period ended September 30, 2018 and September 30, 2017:

	Nine month periods ended
	9/30/2018	9/30/2017	$ Change	% Change
	(Dollars in Thousands, Except Percentages)
Service charges	$2,189	$2,423	($234)	-9.66%
Mortgage origination income	1,146	947	199	21.01%
Gain on the sale of securities	513	178	335	188.20%
Income from bank owned life insurance	219	402	(183)	-45.52%
Other operating income	481	877	(396)	-45.15%

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 29, 2018

Results of Operations (continued)

Income from bank owned life insurance was $183,000 higher in the nine month period ended September 30, 2017 compared to the same period in 2018 due to the payment of a death benefit in March 2017. For the nine month period ended September 30, 2018, other operating income was $481,000, a reduction of $396,000 compared to the nine month period ended September 30, 2017. A significant portion of this variance is the result of a one-time payment of $225,000 in 2017 from a company that provides a product to our customers at the time of a contract renewal.

For the nine month period ended September 30, 2018, total non-interest expenses were $22.6 million, an increase of $536,000 compared to the nine month period ended September 30, 2017. For the nine month period ended September 30, 2018, salaries and benefits expenses increased by $235,000 compared to the nine month period ended September 30, 2017. For the nine month period ended September 30, 2018, data processing and professional services expense increased by $251,000 and $233,000 compared to the nine month period ended September 30, 2017. The increase in data processing expenses is the result of a one-time $225,000 reimbursement of expenses from our debit card issuer in 2017. The increase in professional services expense is largely the result of increases in legal expenses.

Balance Sheet

At September 30, 2018, total assets were $904.9 million, compared to $917.5 million at December 31, 2017. For the nine month period ended September 30, 2018, the Company reduced cash and cash equivalent balances by $14.4 million and securities classified as available for sale by $25.5 million. The Company used this liquidity to fund gross loan growth (net of unearned income) of $26.5 million and offset a $27.1 million decline in total deposits. The competition for deposits is becoming increasingly aggressive and expensive, resulting in a higher cost of deposit ratio for the Company. In several rural markets in which the Company operates, the increase in pricing power for new commercial loans has not increased at the same pace as our funding cost. A summary of loans outstanding by type at September 30, 2018 and December 31, 2017 is as follows:

	September 30, 2018	December 31, 2017
	(Dollars in Thousands)
One-to-four family first mortgages	$175,021	$163,565
Home equity lines of credit	34,352	35,697
Second mortgages (closed end)	1,131	1,184
Multi-family	30,778	37,445
Construction	34,036	30,246
Land	11,534	14,873
Non-residential real estate	244,283	224,952
Farmland	33,349	36,851
Consumer loans	7,945	8,620
Commercial loans	96,448	88,938

Total loans, gross	668,877	642,371

Unearned income, net of fees	(503)	(443)

Less allowance for loan losses	(4,553)	(4,826)

Total loans	663,821	637,102

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 29, 2018

Asset Quality

The table below provides a history of the Company’s significant credit quality metrics for the dates listed below:

	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
	(unaudited)	(unaudited)	(unaudited)	(audited)	(unaudited)
		(Dollars in Thousands, Except Percentages)
Loans past due 30-89 days	1,780	1,605	432	393	754
Loans past due 90 + days accruing interest	—	—	—	88	—
Total non-accrual loans	1,841	1,602	2,004	1,285	1,739
Total loans classified as substandard	11,005	11,491	14,082	10,780	11,217
Total performing TDR loans	3,518	3,253	3,255	3,163	3,371
Total foreclosed assets	3,533	3,427	3,329	3,369	4,975
Quarterly net charge offs	158	79	240	(336)	2,451

Non-accrual loans / Total loans	0.28%	0.24%	0.30%	0.20%	0.28%
Non-performing assets / Total assets	0.59%	0.55%	0.58%	0.52%	0.74%
Allowance / Total loans	0.68%	0.69%	0.70%	0.75%	0.76%
Allowance / Non-accrual loans	247.28%	289.48%	232.24%	375.74%	275.96%
Substandard loans / Risk based capital	10.68%	11.24%	13.94%	10.72%	11.08%
Quarterly net charge off ratio (annualized)	0.09%	0.05%	0.15%	-0.21%	1.54%
Total risk based capital	103,085	102,211	100,997	100,535	101,228
FTE Employees	225	226	227	229	227

The Company

HopFed Bancorp, Inc. is the holding company for Heritage Bank USA, Inc. (“Heritage Bank”), a Kentucky state chartered commercial bank. Heritage Bank has eighteen offices in western Kentucky and middle Tennessee and loan production offices in Nashville, Murfreesboro and Brentwood, Tennessee. The Company offers a broad line of financial services and products with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank is located on its website www.bankwithheritage.com.

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Certain tabular presentations may not reconcile because of rounding.

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HFBC Reports Third Quarter Results

October 29, 2018

HOPFED BANCORP, INC.

Consolidated Condensed Balance Sheets

(Dollars in Thousands)

	9/30/2018	6/30/2018	3/31/2018	12/31/2017	09/30/2017
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Assets
Cash and due from banks	21,987	16,399	18,472	37,965	23,469
Interest-earning deposits in banks	8,687	2,955	3,149	7,111	9,842

Cash and cash equivalents	30,674	19,354	21,621	45,076	33,311
Federal Home Loan Bank stock, at cost	4,428	4,428	4,428	4,428	4,428
Securities available for sale	159,282	168,983	180,212	184,791	192,287
Loans held for sale	1,873	1,126	2,706	1,539	1,749
Loans receivable	668,374	676,891	665,178	641,928	630,202
Allowance for loan losses	(4,553)	(4,637)	(4,654)	(4,826)	(4,799)
Accrued interest receivable	3,390	3,253	3,212	3,589	3,414
Foreclosed assets	3,533	3,427	3,329	3,369	4,975
Bank owned life insurance	10,587	10,512	10,439	10,368	10,287
Premises and equipment, net	22,072	22,365	22,619	22,700	22,945
Deferred tax assets	2,399	2,320	2,127	1,764	2,292
Other assets	2,816	4,640	2,748	2,784	2,973

Total assets	904,875	912,662	913,965	917,510	904,064

Liabilities:

Deposits:
Non-interest-bearing accounts	134,297	136,004	139,093	136,197	128,184
Interest-bearing accounts
NOW accounts	185,380	198,691	219,483	208,496	196,315
Savings and money market accounts	97,347	97,552	101,153	104,347	97,929
Other time deposits	309,890	300,941	287,077	304,969	308,801

Total deposits	726,914	733,188	746,806	754,009	731,229

Advances from Federal Home Loan Bank	33,000	38,000	25,000	23,000	31,000
Repurchase agreements	42,043	39,648	41,792	38,353	37,829
Subordinated debentures	10,310	10,310	10,310	10,310	10,310
Advances from borrowers for taxes and insurance	1,432	1,256	780	808	1,188
Accrued expenses and other liabilities	3,737	3,091	2,524	3,618	3,273

Total liabilities	817,436	825,493	827,212	830,098	814,829

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 29, 2018

HOPFED BANCORP, INC.

Consolidated Condensed Balance Sheets, Continued

(Dollars in Thousands, Except Percentages, Share and Per Share Data)

	9/30/2018	6/30/2018	3/31/2018	12/31/2017	09/30/17
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Stockholders’ equity:
Common stock, par value $.01	80	80	80	80	80
Additional paid-in-capital	59,035	58,948	58,875	58,825	58,777
Retained earnings	53,980	53,179	51,957	51,162	51,646
Treasury stock- common, at cost	(16,706)	(16,706)	(16,684)	(16,655)	(15,931)
Unearned ESOP Shares, at cost	(5,457)	(5,606)	(5,758)	(5,901)	(6,125)
Accumulated other comprehensive income, net of taxes	(3,493)	(2,726)	(1,717)	(99)	788

Total stockholders’ equity	87,439	87,169	86,753	87,412	89,235

Total liabilities and stockholders’ equity	904,875	912,662	913,965	917,510	904,064

Additional Capital Information

	9/30/2018	6/30/2018	3/31/2018	12/31/2017	09/30/17
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Preferred stock authorized	500,000	500,000	500,000	500,000	500,000
Preferred stock outstanding	—	—	—	—	—
Common shares authorized	15,000,000	15,000,000	15,000,000	15,000,000	15,000,000
Common shares issued	7,991,170	7,989,655	7,988,983	7,976,131	7,976,131
Common shares outstanding	6,649,190	6,647,675	6,648,589	6,637,771	6,688,674
Treasury shares	1,341,980	1,341,980	1,340,394	1,338,360	1,287,457
Unearned ESOP shares	400,768	412,091	423,679	434,548	465,861
Book value per share (excludes unearned ESOP shares)	$13.99	$13.98	$13.94	$14.09	$14.34

Tier 1 leverage ratio	10.9%	10.7%	10.6%	10.6%	10.9%
Total risk based capital ratio	15.9%	15.6%	15.5%	16.0%	16.3%
Common equity tier 1 ratio	15.2%	14.9%	14.8%	15.2%	15.6%

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 29, 2018

HOPFED BANCORP, INC.

Consolidated Condensed Quarterly Statement of Income

(Dollars in Thousands)

(Unaudited)

			For the three month periods ended			For the nine month period Ended September 30,
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	09/30/17	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest and dividend income:
Loans receivable	8,164	7,858	7,477	7,208	7,260	23,499	20,959
Investment in securities, taxable	970	1,033	1,079	1,081	1,124	3,082	3,397
Nontaxable securities available for sale	189	208	213	218	233	610	796
Interest-earning deposits	21	16	29	34	18	66	62

Total interest and dividend income	9,344	9,115	8,798	8,541	8,635	27,257	25,214

Interest expense:
Deposits	1,694	1,392	1,244	1,240	1,206	4,330	3,570
FHLB borrowings	210	134	92	97	89	436	151
Repurchase agreements	188	171	154	117	130	513	352
Subordinated debentures	139	138	122	112	112	399	324

Total interest expense	2,231	1,835	1,612	1,566	1,537	5,678	4,397

Net interest income	7,113	7,280	7,186	6,975	7,098	21,579	20,817
Provision for loan losses	74	62	68	56	71	204	421

Net interest income after provision for loan losses	7,039	7,218	7,118	6,919	7,027	21,375	20,396

Non-interest income:
Service charges	756	727	706	801	819	2,189	2,423
Merchant card income	316	330	308	306	299	954	916
Mortgage orgination revenue	338	489	319	374	335	1,146	947
Gain (loss) on sale of securities	5	481	27	(9)	162	513	178
Income from bank owned life insurance	75	73	71	81	95	219	402
Financial services commission	184	177	138	117	134	499	419
Other operating income	219	87	175	198	186	481	877

Total non-interest income	1,893	2,364	1,744	1,868	2,030	6,001	6,162

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 29, 2018

HOPFED BANCORP, INC.

Consolidated Condensed Statements of Income, Continued

(Dollars in Thousands, Except Per Share Data)

(Unaudited)

			For the three month periods ended			For the nine month period Ended September 30,
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Non-interest expenses:
Salaries and benefits	4,134	4,116	4,117	3,917	3,919	12,367	12,132
Occupancy	785	747	782	700	716	2,314	2,220
Data processing	807	765	784	779	795	2,356	2,105
State deposit tax	158	160	169	170	169	487	600
Professional services	489	499	466	1,095	409	1,454	1,221
Advertising	329	338	308	365	240	975	989
Foreclosure, net	20	21	(6)	(80)	(25)	35	89
Loss on sale of asset	1	9	—	(1)	—	10	3
Other operating expenses	789	919	920	861	945	2,628	2,731

Total non-interest expense	7,512	7,574	7,540	7,806	7,168	22,626	22,090

Income before income tax expense	1,420	2,008	1,322	981	1,889	4,750	4,468
Income tax expense	180	323	196	1,159	486	699	989

Net income	1,240	1,685	1,126	(178)	1,403	4,051	3,479

Net income per share
Basic	$0.20	$0.28	$0.18	($0.03)	$0.22	$0.65	$0.56

Diluted	$0.20	$0.28	$0.18	($0.03)	$0.22	$0.65	$0.56

Dividend per share	$0.07	$0.07	$0.05	$0.05	$0.05	$0.19	$0.14

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Third Quarter Results

October 29, 2018

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in Thousands, Except Percentages)

			Three month periods ended			Nine month periods ended
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Average Balance Sheet Data
Loans, net of allowance	670,314	666,301	647,204	631,463	636,955	661,553	626,123
Available for sale taxable securities	146,225	153,723	160,582	164,667	173,624	153,457	175,891
Available for sale tax free securities	24,533	25,670	26,856	27,361	29,090	25,674	31,941
Interest bearing deposits held in banks	3,825	3,735	6,030	8,418	4,351	3,968	6,490
Average earning assets	844,897	849,429	840,672	831,909	844,020	844,652	840,445
Average non-earning assets	63,618	63,565	69,290	74,856	64,913	66,114	67,884
Average assets	908,515	912,994	909,962	906,765	908,933	910,766	908,329
Average interest bearing deposits	596,666	608,312	612,019	611,371	612,655	605,610	622,068
Repurchase agreements	38,611	38,604	39,072	34,677	37,978	38,760	39,638
FHLB borrowings	37,989	32,011	23,656	25,174	26,909	31,271	17,222
Subordinated debentures	10,310	10,310	10,310	10,310	10,310	10,310	10,310
Total average interest bearing liabilities	683,576	689,237	685,057	681,532	687,852	685,951	689,238
Average non-interest bearing deposits	131,615	133,075	133,412	132,624	126,039	132,695	126,973
Average other non-interest bearing liabilities	5,572	4,099	3,887	3,365	5,828	4,436	4,257
Average total equity	87,752	86,583	87,336	89,244	89,214	87,684	87,861

			Three month periods ended			Nine month periods ended
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	9/30/2018	9/30/2017
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Tax equivalent yield / Cost of:
Loans, fully tax equivalent	4.89%	4.72%	4.62%	4.58%	4.57%	4.73%	4.47%
Available for sale taxable securities	0.27%	2.69%	2.69%	2.63%	2.59%	2.68%	2.58%
Available for sale tax free securities, fully tax equivalent	3.86%	4.04%	3.96%	4.76%	4.78%	3.95%	4.97%
Average yield of interest bearing deposits	1.88%	1.71%	1.92%	1.65%	1.65%	2.22%	1.27%
Yield on total interest earning assets	4.46%	4.32%	4.21%	4.15%	4.15%	4.32%	4.07%
Cost of total average deposits	0.93%	0.75%	0.67%	0.67%	0.65%	0.78%	0.64%
Cost of average total interest bearing liabilities	1.31%	1.06%	0.94%	0.92%	0.89%	1.10%	0.85%
Fully tax equivalent interest rate spread	3.15%	3.26%	3.27%	3.25%	3.26%	3.22%	3.22%
Fully tax equivalent net interest margin	3.41%	3.45%	3.45%	3.41%	3.43%	3.42%	3.37%
Net income	1,240	1,685	1,126	(178)	1,403	4,051	3,479
ROA	0.55%	0.74%	0.49%	-0.80%	0.62%	0.59%	0.51%
Annualized return on equity	6.23%	7.78%	5.16%	-0.08%	6.29%	6.16%	5.28%
Efficiency ratio	82.66%	78.12%	83.89%	80.25%	77.41%	81.73%	80.58%

This information is preliminary and based on company data available at the time of the presentation.

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